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Exhibit 99.3

[LETTERHEAD OF OPPENHEIMER & CO. INC.]

The Board of Directors
Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, California 94089

Members of the Board:

        We hereby consent to the inclusion of our opinion letter, dated May 15, 2008, to the Board of Directors of Finisar Corporation ("Finisar") as Annex B to, and reference thereto under the captions "SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS—PROPOSAL 1: THE MERGER—Opinions of Financial Advisors—Opinion of Finisar's Financial Advisor" and "PROPOSAL NO. 1 THE MERGER AND RELATED TRANSACTIONS—Opinion of Finisar's Financial Advisor" in, the joint proxy statement/prospectus relating to the proposed merger involving Finisar and Optium Corporation, which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Finisar. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ OPPENHEIMER & CO. INC. OPPENHEIMER & CO. INC.
July 9, 2008

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  Exhibit 99.3
[LETTERHEAD OF OPPENHEIMER & CO. INC.]